SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 17, 2009

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this report is incorporated herein by reference.

Amendment and Waiver Agreement dated May 17, 2009 by and between Wachovia Capital Finance Corporation (Western), Kinergy Marketing LLC and Pacific Ethanol, Inc.

On May 17, 2009, Kinergy Marketing LLC (“Kinergy”), a wholly-owned subsidiary of Pacific Ethanol, Inc. (the “Company”), and the Company, entered into an Amendment and Waiver Agreement (the “Amendment”) dated May 17, 2009 with Wachovia Capital Finance Corporation (Western) (“Wachovia”). The Amendment relates to a $10.0 million credit facility for Kinergy under a Loan and Security Agreement dated July 28, 2008 by and among Kinergy, the parties thereto from time to time as the Lenders, Wachovia and Wachovia Bank, National Association, as amended by a Letter re: Amendment and Forbearance Agreement dated February 13, 2009, an  Amendment No. 1 to Letter re: Amendment and Forbearance Agreement dated as of February 26, 2009 and an Amendment No. 2 to Letter re: Amendment and Forbearance Agreement dated as of March 27, 2009 (collectively, the “Loan Agreement”).  Kinergy’s credit facility is described in more detail under the heading “Wachovia Loan Transaction” below.

Under the Amendment, Kinergy’s monthly unused line fee payable to Wachovia increased from 0.375% to 0.500% of the amount by which the maximum credit under the credit facility exceeds the average daily principal balance.  In addition, the Amendment imposes a new $5,000 monthly servicing fee payable to Wachovia.  The Amendment also limits most payments that may be made by Kinergy to the Company as reimbursement for management and other services provided by the Company to Kinergy to $600,000 in any three month period and $2,400,000 in any twelve month period.  The Amendment amends the definition of “Material Adverse Effect” to exclude the Bankruptcy Filing described below and certain other matters and clarifies that certain events of default do not extend to the Company’s subsidiaries that are subject to the Bankruptcy Filing.  However, the Amendment further made many events of default that previously were applicable only to Kinergy now applicable to the Company and its subsidiaries except for certain specified subsidiaries including the Company’s subsidiaries that filed for bankruptcy protection.  Under the Amendment, the term of the credit facility was reduced from three years to a term expiring on October 31, 2010.  The Amendment also deleted the early termination fee that would be payable in the event Kinergy terminated the credit facility prior to the conclusion of the term.  In addition, the Amendment revised Kinergy’s EBITDA covenants.  The Amendment also prohibited Kinergy from incurring any additional indebtedness (other than certain intercompany indebtedness) or making any capital expenditures in excess of $100,000 absent Wachovia’s prior consent.  Further, under the Amendment, Wachovia waived all existing defaults under the Loan Agreement.

The Amendment requires that, on or before May 31, 2009, Wachovia shall have received copies of financing agreements, in form and substance reasonably satisfactory to Wachovia, among the Company and certain of its subsidiaries and Lyles United, LLC (“Lyles”), which agreements shall provide, among other things, for (i) a credit facility available to the Company of up to $2,500,000 over a term of eighteen months (or such shorter term but in no event prior to the maturity date of the Loan Agreement), (ii) the grant by the Company to Lyles of a security interest in substantially all of the Company’s assets, including a pledge by the Company to Lyles of the equity interest of the Company in Kinergy, and (iii) the use by the Company of borrowings thereunder for general corporate and other purposes in accordance with the terms thereof.

Kinergy is required to pay an amendment fee of $200,000 to Wachovia. The Amendment also contains other customary representations, warranties, covenants and other obligations.

The description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Wachovia Loan Transaction

Amendment No. 2 to Letter Re: Amendment and Forbearance Agreement dated March 27, 2009 by and among Wachovia Capital Finance Corporation (Western), Kinergy Marketing LLC and Pacific Ethanol Inc.

Amendment No. 1 to Letter Re: Amendment and Forbearance Agreement dated February 26, 2009 by and among Pacific Ethanol, Inc., Kinergy Marketing LLC and Wachovia Capital Finance Corporation (Western)

Amendment and Forbearance Agreement dated February 13, 2009 by and among Pacific Ethanol, Inc., Kinergy Marketing LLC and Wachovia Capital Finance Corporation (Western)

Loan and Security Agreement dated July 28, 2008 by and among Kinergy Marketing LLC, the parties thereto from time to time as the Lenders, Wachovia Capital Finance Corporation (Western) and Wachovia Bank, National Association

Guarantee dated July 28, 2008 by Pacific Ethanol, Inc. in favor of Wachovia Capital Finance Corporation (Western)

A description of Amendment No. 2 to Letter Re: Amendment and Forbearance Agreement is set forth in the Company’s Current Report on Form 8-K for March 27, 2009 filed with the Securities and Exchange Commission on April 2, 2009 and such description is incorporated herein by reference.

A description of Amendment No. 1 to Letter Re: Amendment and Forbearance Agreement is set forth in the Company’s Current Report on Form 8-K for February 26, 2009 filed with the Securities and Exchange Commission on March 4, 2009 and such description is incorporated herein by reference.

A description of the Amendment and Forbearance Agreement is set forth in the Company’s Current Report on Form 8-K for February 13, 2009 filed with the Securities and Exchange Commission on February 20, 2009 and such description is incorporated herein by reference.

Descriptions of the Loan and Security Agreement and the Guarantee are set forth in the Company’s Current Report on Form 8-K for July 28, 2008 filed with the Securities and Exchange Commission on August 1, 2008 and such descriptions are incorporated herein by this reference.

Item 1.03.	Bankruptcy or Receivership.

On May 17, 2009, five indirect wholly-owned subsidiaries of the Company, namely, Pacific Ethanol Holding Co. LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton, LLC and Pacific Ethanol Magic Valley, LLC (the “Debtors”) each commenced a case by filing a voluntary petition for relief (the “Bankruptcy Filing”) under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  A copy of the press release announcing the filing is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Neither the Company, nor any of its direct or indirect subsidiaries other than the Debtors, filed petitions for relief under the Bankruptcy Code.

The Debtors’ will seek joint administration by the Bankruptcy Court of their chapter 11 cases (the “Cases”). The Cases are:  In re: Pacific Ethanol Holding Co. LLC, Chapter 11 Case No. 09-11713; In re: Pacific Ethanol Stockton LLC, Chapter 11 Case No. 09-11714; In re: Pacific Ethanol Columbia, LLC, Chapter 11 Case No. 09-11715; In re: Pacific Ethanol Madera LLC, Chapter 11 Case No. 09-11716; and In re: Pacific Ethanol Magic Valley, LLC, Chapter 11 Case No. 09-11717.  The Debtors plan to continue to operate their businesses as “debtors-in-possession” under jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and order of the Bankruptcy Court.

As a result of the Bankruptcy Filing, the Debtors will be required to file periodically various documents with, and provide certain information to, the Bankruptcy Court, including statements of financial affairs, schedules of assets and liabilities, monthly operating reports and other financial information.  Such materials will be prepared according to requirements of federal bankruptcy law and may in some cases present information on an unconsolidated basis.  While they would accurately provide then-current information required under federal bankruptcy law, such materials will contain information that may be unconsolidated and will generally be unaudited and prepared in a format different from that used in the Company’s consolidated financial statements filed under the federal securities laws.  Accordingly, the Company believes that the substance and format of such materials do not allow meaningful comparison with its regular publicly-disclosed consolidated financial statements.  Moreover, the materials filed with the Bankruptcy Court are not prepared for the purpose of providing a basis for an investment decision relating to the Company’s or other Debtors’ stock or debt or for comparison with other financial information filed with the Securities and Exchange Commission.

Most of the Debtors’ filings with the Bankruptcy Court are available to the public at the offices of the Clerk of the Bankruptcy Court or the Bankruptcy Court’s web site (http://www.deb.uscourts.gov) or may be obtained through private document retrieval services.  The Company undertakes no obligation to make any further public announcement with respect to the documents filed with the Bankruptcy Court or any matters referred to therein.  Information contained on, or that can be accessed through, the Bankruptcy Court’s web site is not part of this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

Certain of the Debtors’ existing lenders (the “DIP Lenders”) under that certain Credit Agreement dated as of February 27, 2007 by and among the Debtors and WestLB AG, New York Branch, Amarillo National Bank, the senior secured lenders identified therein and the other parties thereto (the “Credit Agreement”) have agreed in principle to a Term Sheet (the “DIP Term Sheet”) for a $20 million Debtor-in-Possession Credit Facility with the Debtors.  The DIP Term Sheet is filed herewith as Exhibit 10.2 and is incorporated herein by reference.  The DIP Term Sheet provides, subject to approval by the Bankruptcy Court and certain other conditions described below and in the DIP Term Sheet, for a first priority debtor-in-possession financing (the “DIP Facility”) composed of a term loan facility made available to the Debtors in a maximum aggregate principal amount of up to $20 million.  Proceeds of the DIP Facility will be used, among other things, to fund the working capital and general corporate needs of the Debtors and the costs of the chapter 11 Cases in accordance with an approved budget.

The Debtors and the DIP Lenders have negotiated a proposed DIP Credit Agreement.  The DIP Facility is subject to the entry of an order by the Bankruptcy Court approving the DIP Facility on terms and conditions acceptable to the DIP Lenders in their sole discretion.  In addition, the DIP Facility is subject to the satisfaction of a number of material conditions precedent, including those set forth in the DIP Term Sheet filed herewith and incorporated herein by reference.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure under Item 1.03 of this report is incorporated herein by reference.

The Bankruptcy Filing constituted an event of default under the Credit Agreement.  Obligations of the Debtors in respect of the Credit Agreement are secured by substantially all of the Debtors’ assets. Under the terms of the Credit Agreement, upon the Bankruptcy Filing, the outstanding principal amount of, and accrued interest on, the amounts owed under the Credit Agreement became immediately due and payable.  As of May 18, 2009, the aggregate principal amount outstanding under the Credit Agreement was approximately $247 million, plus accrued and unpaid interest, fees and other costs.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment and Waiver Agreement dated May 17, 2009 by and between Wachovia Capital Finance Corporation (Western) and Kinergy Marketing LLC (*)
10.2	Debtor in Possession Credit Facility Term Sheet (*)
99.1	Press Release dated May 18, 2009 (*)
_______________
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2009	PACIFIC ETHANOL, INC.

	By:	/s/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

EXHIBITS FILED WITH THIS REPORT
Number	Description

10.1	Amendment and Waiver Agreement dated May 17, 2009 by and between Wachovia Capital Finance Corporation (Western) and Kinergy Marketing LLC
10.2	Debtor in Possession Credit Facility Term Sheet
99.1	Press Release dated May 18, 2009